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                                                                   EXHIBIT 10.36

                            INTER-COMPANY AGREEMENT
                            -----------------------

                                    BETWEEN
                                    -------

                           PAN AMERICAN GROUP, INC.,
                           -------------------------

                                      AND
                                      ---

                             PAN AMERICAN BANK, FSB
                             ----------------------


     THIS INTER-COMPANY AGREEMENT (the "Agreement") is entered into as of August 1, 1994, by and between PAN AMERICAN GROUP, INC.("PA Group") a Delaware
                        -----------------------
corporation, and PAN AMERICAN BANK, FSB, (the "Bank"), a federal savings bank.
                 ----------------------

                              W I T N E S S E T H:

     WHEREAS, in the ordinary course of the Bank's business, the Bank conducts data processing services, general administrative and office support services, personnel services, depository accounts and other bank type services, and has available office space, office equipment and data processing time; and

     WHEREAS, PA Group and the Bank are affiliated entities in that PA Group is the parent and sole shareholder of Pan American Financial, Inc., the parent and sole shareholder of the Bank; and

     WHEREAS, PA Group desires to retain the Bank to render services as provided below, and the Bank is willing to render such services:

     NOW, THEREFORE, the parties agree as follows:

     1.   Effective Date and Term of Agreement.
          ------------------------------------

     1.1  Term.  This Agreement shall become effective, without further action,
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as of May 1, 1994 (the "Effective Date").  This Agreement shall remain in effect until April 30, 1995, and shall thereupon be automatically renewed for successive one-year terms until terminated in accordance with Section 4.

     1.2  Survival of Certain Obligations.  Expiration or earlier termination of
          -------------------------------
this Agreement for any reason shall not terminate the obligations described in subsection (a) below, Section 3.1 and any other sections which expressly so provide.

     (a) Obligations Arising Prior to Termination.  Expiration or earlier
         ----------------------------------------
termination of this Agreement for any reason shall not

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terminate either party's obligations or rights arising out of any act or omission of such party occurring prior to such termination or expiration.

     2.   Administrative, Management and Other Services.
          ---------------------------------------------

     2.1  Services To Be Rendered.  Commencing on the Effective Date, and for
          -----------------------
the period provided in Section 1.1, the Bank shall provide administrative, management and other services to PA Group, including but not limited to the following services:

     (a)  Accounting, Financial and Bookkeeping.  The Bank shall provide PA
          -------------------------------------
Group with accounting, financial and bookkeeping services to such extent as mutually agreed from time to time between parties.

          (i) Cooperation With Audits.  The Bank shall provide for the
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     inspection of the financial statements, books and records of PA Group at all reasonable times during business hours of the Bank, by PA Group or its representatives (including, without limitation, independent certified public accountants engaged by PA Group to permit compliance with reporting and disclosure requirements of federal and state regulatory agencies and federal and state laws. Furthermore, the Bank shall coordinate and cooperate with all internal audits of PA Group and with all independent audits of PA Group by independent auditing firms.

     (b)  Office Support Services.  The Bank shall provide PA Group with office
          -----------------------
space and clerical and technical support services to such extent as mutually agreed from time to time between the parties. These services may include, without limitation, the provision of:

          (i) Space.  The Bank shall provide PA Group with executive,
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     administrative and clerical office space, and filing and records storage space, to such extent as mutually agreed from time to time between the parties.

          (ii) Office Support.  The Bank shall provide secretarial and other
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     clerical support services, local and long distance telephone and other telecommuni cations and data processing lines (including WATS lines), and such other services as mutually agreed from time to time between the parties.

     (c)  Banking Services.  To the extent permitted by law, the Bank shall
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provide PA Group with depository accounts, access to

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the Bank's federal wire, and access to an Automated Clearing House. The Bank shall provide other banking services as mutually agreed from time to time between the parties.

     (d)  Regulatory Filings.  The Bank shall provide PA Group with assistance
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in preparation and filing of regulatory filings as mutually agreed from time to time between the parties.

     (e)  Human Resources.  The Bank shall provide PA Group with personnel
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services to such extent as mutually agreed from time to time between the parties. Services provided under this subsection (e) may include, without limitation, the provision of executive and staff recruiting services, training services, employee benefits management, and employee records management. In providing training services to the employees of PA Group, the Bank shall educate PA Group's employees as to the Policies and procedures described in Section 2.2(b) of this Agreement.

     2.2  Employees of the Bank and PA Group.
          ----------------------------------

     (a)  Staff.  In carrying out its obligations under this Agreement, each
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party shall at all times maintain, either in its employ or through contract employees of another company, a staff of trained personnel sufficient to enable the party to perform its obligations under this Agreement.

     (b)  Employee Policies.  Each party shall adopt such appropriate policies
          -----------------
(the "Policies") to maintain the integrity and security of both parties' records, data and separate office areas in accordance with Section 2.3 of this Agreement. The Policies shall require employees of each party to abide by the regulations and policies of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Both parties shall educate and require their employees to abide by the Policies.

     (c)  Dual Employees.  The parties acknowledge that the performance of
          --------------
obligations under this Agreement may entail from time to time the employment of individuals who are joint employees of both the Bank and PA Group ("Dual Employees"). Dual Employees shall abide by the policies and procedures of the Bank when acting as employees of the Bank, and shall abide by the policies and procedures of PA Group when acting as employees of PA Group. Dual employees shall be subject to the provisions of subsection (b) above to the same extent as other employees of the parties when acting as an employee of such party.

     2.3  Access and Security of Each Party's Premises and Property.  The Bank
          ---------------------------------------------------------
shall implement adequate controls to assure the integrity of its records, computers, currency, checks, safes

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and vaults. Employees of PA Group (other than Dual Employees performing services for the Bank) shall have no access to the Bank's restricted office areas without the consent of an executive officer of the Bank (i.e., vaults and teller counters) or records or equipment for which no security controls have been provided, unless such access is also available to the general public. Each party shall have the unconditional right to make security inspections of the other party's operations related to the services discussed herein at any time with reasonable notice to the other party. If a party shall request any additional security provisions, the other party shall not unreasonably delay or refuse to implement the same, provided they are reasonable in scope. Any additional costs incurred by the Bank pursuant to requests by PA Group under the preceding sentence shall be borne by PA Group.

     (a)  Access and Security of Records.  The Bank shall main tain separate
          ------------------------------
records of the Bank and, to the extent that the Bank prepares or maintains records for PA Group. The parties shall not commingle those records with the records of the other party. Each party will implement reasonable security measures and procedures to protect its records and other documents from unauthorized access by the other party's employees (other than Dual Employees) and third parties; provided, however, that employees of each party shall have authorized access to the records and documents of the other party as required for the performance of services for the other party.

     (b)  Access and Security of Premises.  Each party shall maintain premises
          -------------------------------
separate and distinct from the premises of the other party.

     (c)  Access and Security of Equipment.  Each party will implement
          --------------------------------
reasonable security controls for its equipment which is commingled with the equipment of the other party or which is utilized by the other party.

     3.   Limitation of Liability.
          -----------------------

     3.1  Indemnification of the Bank.  PA Group agrees (i) not to hold the Bank
          ---------------------------
or any of its directors, officers or employees liable for, and (ii) to indemnify or insure the Bank and its directors, officers and employees ("Indemnified Parties") from and against, any costs and liabilities the Indemnified Parties may incur as a result of any claim against the Indemnified Parties arising from the good faith exercise of their duties hereunder (excepting matters as to which the Indemnified Parties shall be finally adjudged to have been guilty of willful misconduct or gross negligence, or in violation of applicable

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law). PA Group further agrees to indemnify the Indemnified Parties from and against all costs and liabilities arising from the negligence, recklessness, or intentional misconduct of PA Group, or its employees or agents. PA Group's obligation to indemnify any Indemnified Party will survive the expiration or termination of this Agreement by either party for any reason.

     4.   Termination.
          -----------

     4.1  Termination by Mutual Agreement:  Termination Without Cause.  This
          -----------------------------------------------------------
Agreement shall be terminated:

          (a)  immediately upon mutual agreement of the parties; or

          (b) by either party without cause upon thirty (30) days' written notice to the other party.

     4.2  Termination Upon Default.  The occurrence of any breach by either
          ------------------------
party of a material term or condition of this Agreement shall constitute an Event of Default. If an Event of Default specified in this Section 4.2 is not cured by the defaulting party within fifteen (15) days after delivery of written notice describing the Event of Default, then the nondefaulting party shall be entitled, at its sole election, to terminate this Agreement upon not less than fifteen (15) days' written notice to the other party. Notwithstanding the foregoing, if the Event of Default in question is neither knowing, intentional nor willful, and if the cure of such Event of Default cannot be completed within fifteen (15) days using best efforts, then either party shall have such additional time to cure such Event of Default as shall be reasonably necessary.

     4.3  Termination by Reason of Bankruptcy.  In the event of the occurrence
          -----------------------------------
of any of the following events, a party shall have the right to terminate this Agreement immediately upon providing written notice to the other party:

          (a) the commencement of any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, liquidation of debt, Federal Deposit Insurance Corporation or Office of Thrift Supervision conservatorship or receivership proceeding or other proceeding under federal or state bankruptcy, debtors relief or other law by or against the other party; or

          (b) the suspension or termination of business or dissolution of, or the appointment of a receiver, conservator, trustee or similar officer to take charge

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     of, a substantial part of the property of the other party.

     4.4  Termination by Reason of Regulatory Action.  If action by a federal or
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state regulator materially affects the obliga  tions hereunder, either party shall have the right to terminate this Agreement upon written notice to the other party.

     5.   Consideration.
          -------------

     5.1  Fees.  PA Group shall pay the Bank for the services rendered, and
          ----
associated expenses incurred, under this Agreement by the Bank, including overhead, at the Bank's cost as determined in accordance with the Bank's internal accounting principles (the "Cost Factor") plus an additional amount equal to a mutually agreed upon percentage of the Cost Factor.

     5.2  Expenses.  Except as otherwise provided in this Agreement, PA Group
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shall reimburse the Bank for expenses incurred by the Bank pursuant to this
Agreement in rendering services to PA Group, including, without limitation, the following:

          (a) Fees and costs of independent auditors and income tax preparation;

          (b) Fees and costs of outside legal counsel and any legal counsel directly employed by PA Group;

          (c)  Costs (including postage) of printing and mailing;

          (d)  Data transmission expenses; and

          (e)  Costs for telephone WATS lines.

     5.3  Payment.  Within thirty (30) days after the end of each month, the
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Bank shall provide PA Group with an itemized report (in a form reasonably satisfactory to PA Group), setting forth for that month all services provided and associated charges and expenses therefor. All payments due pursuant to such report shall be remitted by PA Group within thirty (30) days of receipt by PA Group of such report.

     6.   Taxes.
          -----

     6.1  Reimbursement of Taxes.  PA Group shall reimburse the Bank for all
          ----------------------
taxes, however designated and levied, upon the fees under this Agreement, or upon the services or materials provided

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hereunder, or their use, including state and local privilege or excise taxes based on gross revenue, and any taxes or amounts in lieu thereof paid by the Bank in respect of the foregoing, exclusive of franchise taxes based on the net income of the Bank.

     7.   Miscellaneous.
          -------------

     7.1  Notices.  Any written notice required or permitted to be given to the
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parties hereunder shall be addressed as follows:

     If to the Bank:     Lawrence J. Grill
                         President
                         Pan American Bank, FSB
                         1300 South El Camino Real
                         San Mateo, CA 94401

     If to PA Group:     Guillermo Bron
                         Chairman of the Board
                         Pan American Group, Inc.
                         1300 South El Camino Real
                         San Mateo, CA 94401

All written notices shall be delivered in person or shall be sent by certified mail, return receipt requested, and shall be effective, except as otherwise provided herein, when deposited with the United States Postal Service, postage pre-paid and addressed and posted as above. The parties to this Agreement, by notice in writing, may designate another to whom notices shall be given pursuant to this Agreement.

     7.2  Independent Contractor Status of the Bank.  The relationship of the
          -----------------------------------------
Bank to PA Group under this Agreement is that of independent contractor.
Nothing herein contained shall be construed as constituting a partnership, joint venture or agency between the parties hereto.

     7.3  Assignment.  This Agreement shall not be assignable in whole or in
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part by the Bank or PA Group without the other party's prior written consent, which consent shall not unreason ably be withheld, and any attempted assignment without such consent shall be void; except that the Bank, upon notice to PA Group, may assign this Agreement to any subsidiary or affiliate of the Bank which will provide the services under this Agreement, except the Bank shall remain secondarily liable under this Agreement after any such assignment.

     7.4  Authority.  Each party to this Agreement hereby represents and
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warrants to the other that it has the full right, power and authority to enter into and perform this Agreement in

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accordance with all the terms, provisions, covenants and conditions hereof, and that the execution and delivery of this Agreement have been duly authorized by proper corporate action.

     7.5  Waiver.  No term or provision hereof will be deemed waived, and no
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variation of terms or provisions hereof shall be deemed consented to, unless such waiver or consent shall be in writing and signed by the party against whom such waiver or consent is sought to be enforced. Any delay, waiver or omission by the Bank or PA Group to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by the Bank or PA Group of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the other party.

     7.6  Successors.  Subject to the restrictions on assignment contained
          ----------
herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     7.7  Compliance with Laws and Regulations.  Each party agrees that it will
          ------------------------------------
obtain all licenses and other governmental authorizations and approvals required for the performance of its obligations under this Agreement and will perform its obligations hereunder in accordance with all applicable federal, state and local laws, rules and regulations now or hereafter in effect.

     7.8  Arbitration.  Except as otherwise provided herein, any dispute between
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the Bank and PA Group which cannot be amicably settled shall be resolved by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Such disputes shall be heard by a board of three arbitrators selected as provided herein, and the decision of any two such arbitrators on any issue shall be final. The arbitration proceedings shall be held in San Francisco, California.

     (a)  Notice and Selection of Arbitrators.  Either party may request such
          -----------------------------------
arbitration by written notice to the other, specifying the name and address of the arbitrator selected by the requesting party and a brief description of the dispute which such party wishes to have arbitrated. The other party shall, by written notice to the requesting party, within twenty (20) days of receipt of such request, specify the name and address of the arbitrator selected by such other party. If the other party does not do so within such twenty (20)-day period, the requesting party may, upon notice to the other party, select a second arbitrator. The two arbitrators appointed shall select a third

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arbitrator within twenty (20) days of the appointment of the second arbitrator.
If they fail to do so within a twenty (20)-day period, the third arbitrator shall be selected by the American Arbitration Association.

     (b)  Conduct of Arbitration.  Until such time as three arbitrators are
          ----------------------
appointed, either party shall have the right, by written notice to the other and to the arbitrators selected, to specify further disputes under this Agreement to be determined through such arbitration. The arbitration shall interpret this Agreement in accordance with the ordinary meaning of language and commercial customs, usage, and practices as they may be applicable. The arbitrators in hearing and deciding any matter presented pursuant to this Agreement shall have no power to amend, modify, or ignore any portion of this Agreement, and the arbitrators shall render any decision strictly in accordance with the terms of this Agreement. The parties shall be entitled to such discovery as the arbitrators deem appropriate to permit a party to properly present its case.

     (c)  Arbitration Awards.  Awards made pursuant to such arbitration shall be
          ------------------
in writing, setting forth findings of fact and conclusions of law, and may include costs, and reasonable attorneys' fees, and judgment may be entered on any award made in any court having jurisdiction.

     (d)  Legal Proceedings  In the event that the amount of claims involved in
          -----------------
such unsettled disputes exceeds, in the aggregate for all events of alleged violations, one million dollars, either party may institute legal proceedings, notwithstanding this Section 7.8. Upon the commencement of such legal proceedings, any arbitration of the subject dispute shall be canceled.

     7.9  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, except where federal law is applicable.

     7.10 Headings Not Controlling.  Headings used in this Agreement are for
          ------------------------
reference purposes only and shall not be deemed a part of this Agreement.

     7.11 Entire Agreement.  This Agreement constitutes the only agreement
          ----------------
between the parties hereto relating to the subject matter hereof, and all prior negotiations, agreements and understandings, whether oral or written, are superseded or canceled hereby.

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     7.12 Arm's Length Agreement.  The parties hereto acknowledge that the terms
          ----------------------
of this Agreement are substantially the same as, or at least as favorable to the Bank, as those prevailing as of the Effective Date for comparable transactions with or involving other nonaffiliated companies and, in the absence of comparable transactions, on terms that the parties in good faith would offer to nonaffiliated companies.

     7.13 Modification.  No modifications or amendments of this Agreement shall
          ------------
be effective unless and until set forth in writing and signed by duly authorized representatives of both parties.

     7.14 Severability.  If any provision of this Agreement is declared or found
          ------------
to be illegal, unenforceable or void, this Agreement shall be construed as if not containing that provision, the rest of the Agreement shall remain in full force and effect, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

     7.15 Force Majeure.  Neither party shall be liable for a delay in
          -------------
performance or failure to perform any obligation under this Agreement to the extent such delay is due to causes beyond the control of that party and is without its fault (with respect to PA Group, as determined in accordance with the standard of care specified in Section 3.1), including, but not limited to, acts of God, labor disputes, governmental regulations or orders, civil disturbance, war conditions, fires, or due to a failure by the other party to satisfy its obligations under this Agreement.

Any dispute as to the cause of any delay shall be submitted to arbitration pursuant to Section 7.8 of this Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed and delivered by its duly authorized officer, all as of the date indicated above.

                              PAN AMERICAN GROUP, INC., a Delaware corporation



                              By /s/ WILLIAM BRON
                                -------------------------------
                              Title Chairman
                                   ----------------------------

                              PAN AMERICAN BANK, FSB, a federal savings bank



                              By /s/ LAWRENCE J. GRILL
                                -------------------------------
                              Title Pres.
                                   ----------------------------
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